                                                                   EXHIBIT 3.A.1

                          CERTIFICATE OF ELIMINATION OF
               8 1/2% CUMULATIVE JUNIOR PREFERRED STOCK, SERIES B
                        OF EL PASO TENNESSEE PIPELINE CO.

                   (PURSUANT TO SECTION 151(g) OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE)


                  El Paso Tennessee Pipeline Co., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), certifies as follows:

                  FIRST: That, pursuant to Section 151 of the General Corporation Law of the State of Delaware (the "GCL") and authority granted in the Certificate of Incorporation of the Corporation, as theretofore amended, the Board of Directors of the Corporation, by resolution duly adopted, authorized the issuance of a series of 3,036,600 shares of 8 1/2% Cumulative Junior Preferred Stock, Series B (the "Series B Preferred Stock"), and established the voting powers, designations, preferences, and relative, participating, and other rights, and the qualifications, limitations, and restrictions thereof, and, on March 10, 1997 a Certificate of Designation with respect to such Series B Preferred Stock (the "Certificate of Designation") was filed in the Office of the Secretary of State of the State of Delaware.

                  SECOND: That no shares of the Series B Preferred Stock are outstanding, and no shares thereof will be issued subject to the Certificate of Designation.

                  THIRD: Pursuant to the provisions of Section 151(g) of the GCL, the Board of Directors of the Corporation adopted the following resolutions:

                  RESOLVED FURTHER, that none of the authorized shares of 8 1/2% Cumulative Junior Preferred Stock, Series B of the Corporation (the "Series B Preferred Stock") are outstanding and no shares of such series hereafter will be issued; and

                  RESOLVED FURTHER, that any officer of the Corporation is authorized and directed to execute a Certificate of Elimination as provided by Section 151(g) of the GCL in accordance with Section 103 of the GCL, substantially in the form attached as Exhibit A, with such changes therein as the officer executing the same may approve and as are permitted by the GCL to be made by such officer, such approval to be conclusively evidenced by such officer's execution of such Certificate of Elimination, and to file the same forthwith in the Office of the Secretary of State of the State of Delaware, and when such Certificate of Elimination becomes effective, all references to the Series B Preferred Stock in the Certificate of Incorporation of the Corporation, as heretofore amended, shall be eliminated and the shares that were designated to such series shall resume the status of authorized and


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         unissued shares of Preferred Stock of the Corporation, without designation as to series.

                  FOURTH: Pursuant to the provisions of Section 151(g) of the GCL, all references to the Series B Preferred Stock in the Certificate of Incorporation of the Corporation, as heretofore amended, hereby are eliminated, and the shares that were designated to such series hereby are returned to the status of authorized but unissued shares of the Preferred Stock of the Corporation, without designation as to series.

                  IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by H. Brent Austin, its Executive Vice President, this 14th day of January, 1999.



                                   EL PASO TENNESSEE PIPELINE CO.



                                   By /s/ H. Brent Austin
                                      ------------------------------
                                      H. Brent Austin
                                      Executive Vice President


Attest:



         /s/ Kelly J. Jameson
-------------------------------------
Kelly J. Jameson, Assistant Secretary

                          CERTIFICATE OF ELIMINATION OF
               6 1/4% CUMULATIVE JUNIOR PREFERRED STOCK, SERIES C
                        OF EL PASO TENNESSEE PIPELINE CO.

                   (PURSUANT TO SECTION 151(g) OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE)


          El Paso Tennessee Pipeline Co., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), certifies as follows:

          FIRST: That, pursuant to Section 151 of the General Corporation Law of the State of Delaware (the "GCL") and authority granted in the Certificate of Incorporation of the Corporation, as theretofore amended, the Board of Directors of the Corporation, by resolution duly adopted, authorized the issuance of a series of 1,210,000 shares of 6 1/4% Cumulative Junior Preferred Stock, Series C (the "Series C Preferred Stock"), and established the voting powers, designations, preferences, and relative, participating, and other rights, and the qualifications, limitations, and restrictions thereof, and, on March 4, 1998, a Certificate of Designation with respect to such Series C Preferred Stock (the "Certificate of Designation") was filed in the Office of the Secretary of State of the State of Delaware.

          SECOND: That no shares of the Series C Preferred Stock are outstanding, and no shares thereof will be issued subject to the Certificate of Designation.

          THIRD: Pursuant to the provisions of Section 151(g) of the GCL, the Board of Directors of the Corporation adopted the following resolutions:

          RESOLVED FURTHER, that none of the authorized shares of 6 1/4% Cumulative Junior Preferred Stock, Series C of the Corporation (the "Series C Preferred Stock") are outstanding and no shares of such series hereafter will be issued; and

          RESOLVED FURTHER, that any officer of the Corporation is authorized and directed to execute a Certificate of Elimination as provided by Section 151(g) of the GCL in accordance with Section 103 of the GCL, substantially in the form attached as Exhibit B, with such changes therein as the officer executing the same may approve and as are permitted by the GCL to be made by such officer, such approval to be conclusively evidenced by such officer's execution of such Certificate of Elimination, and to file the same forthwith in the Office of the Secretary of State of the State of Delaware, and when such Certificate of Elimination becomes effective, all references to the Series C Preferred Stock in the Certificate of Incorporation of the Corporation, as heretofore amended, shall be eliminated and the shares that were designated to such series shall resume the status of authorized and


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     unissued shares of Preferred Stock of the Corporation, without designation as to series.

          FOURTH: Pursuant to the provisions of Section 151(g) of the GCL, all references to the Series C Preferred Stock in the Certificate of Incorporation of the Corporation, as heretofore amended, hereby are eliminated, and the shares that were designated to such series hereby are returned to the status of authorized but unissued shares of the Preferred Stock of the Corporation, without designation as to series.

          IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by H. Brent Austin, its Executive Vice President, this 14th day of January 1999.



                                   EL PASO TENNESSEE PIPELINE CO.



                                   By /s/ H. Brent Austin
                                      ------------------------------
                                      H. Brent Austin
                                      Executive Vice President


Attest:



         /s/ Kelly J. Jameson
-------------------------------------
Kelly J. Jameson, Assistant Secretary